Exhibit 23.1

           Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the registration statements of NovaDel Pharma Inc. on Form S-8 (File No. 333-116665) and Forms SB-2 (File Nos. 333-86262, 333-107122, and 333-112852) of our report dated November 11, 2004 on our audit of the financial statements of NovaDel Pharma Inc. as of July 31, 2004 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.


/s/  J.H. Cohn LLP

Roseland, New Jersey
November 11, 2004